MICROVAST HOLDINGS, INC. Q3 2022 November 10, 2022

Page - 2 DISCLAIMER Forward-Looking Statements • This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “guidance,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. • Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward- looking statements are based. All information set forth herein speaks only as of the date hereof and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. • Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.” Non-GAAP Financial Measures • This presentation contains a presentation of adjusted gross profit and adjusted net loss, which are non-GAAP financial measures. Adjusted gross profit is GAAP gross profit as adjusted for non- cash stock-based compensation expense included in cost of revenues. Adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in on valuation of warrant liabilities and convertible notes. In addition to Microvast's results determined in accordance with GAAP, Microvast's management uses these non-GAAP financial metrics to evaluate the company’s ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing Microvast's operating performance. We believe that the use of these non-GAAP metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, non-recurring items, capital expenditures, and non-cash expenses. • In addition, our presentation of adjusted gross profit and adjusted net loss should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of non-GAAP financial metrics may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion. Because of these limitations, these non-GAAP financial metrics should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial metrics on a supplemental basis. Investors should review the reconciliations in this presentation and not rely on any single financial measure to evaluate our business.

Page - 3 Q3 HIGHLIGHTS

Q3 2022

microvast

Steady Business Growth Through Product Transition Period

Challenges

- Raw material prices, especially lithium
- Delays from European customers
- Customer supply chain challenges ongoing
- US dollar appreciation and inflation

Q3 Key Stats

$38.6M Revenue

4.7% YoY Revenue Growth

$140.6M Sales Backlog

$81.9M Order Intake

Major Orders: BAZN > $10M, E-Bus; SAIC > $24M, Cell

Highlights

- Selected by DOE, in collaboration with General Motors, to receive $200 million grant under Bipartisan Infrastructure Law in recognition of innovative polyaramid separator technology.
- Launched Energy division; industry leading 4.3 MWh energy storage container receiving considerable interest.
- Inflation Reduction Act is an exciting opportunity for our cell and module facility in Clarksville, Tennessee.
- Joined a Shell-led consortium to drive decarbonization in the mining industry.
- Manufacturing capacity expansion projects ongoing in Clarksville, Tennessee and Huzhou, China.
- Increasing orders for our next generation battery products by OEM customers.

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5 Robust Business Growth Through New Partnerships & Major Development Projects for our Commercial Vehicle Solutions OEM Vehicle Battery Size Highlights Mining Truck LTO battery solution with ultra-fast charging (90 seconds) Consortium established to accelerate the electrification of mining industry Industry leader in terminal automation and energy efficient container handling 195.8 - 587.4 kWh 49 tons range extender- hybrid truck tractor 78 kWh Chinese leading hybrid and hydrogen vehicle 2022– 300 units, 23MWh 49T hydrogen truck tractor 100.7 kWh Chinese leading fuel cell truck OEM 2022- 50 units, 5MWh Q3 2022 Cargo handling solutions Shaanxi Auto Commercial Vehicle

Page - 6 FINANCIALS

Page - 7 Condensed Consolidated Statement of Operations (USD’000) Q3 2022

Page - 8 2022 Q3 Adjusted Financials (USD’000) Non-GAAP Note: Complete reconciliations of these non-GAAP metrics to the most comparable GAAP metrics are included in the tables at the end of our earnings press release. Q3 2022

Page - 9 2022 Q3 Revenue by Region - (USD’000) Q3 Jan - Sep Q3 2022

Q3 2022

microvast

Financial Highlights

Q3 Financial Highlight Numbers

$415.7M Cash position	$-11.9M Free Cash Flow	$5M Operating Cash Flow

Comments

- Closed ~$111M Senior Secured Project Financing – proceeds to be utilized for capacity expansion in Huzhou, China. Loan matures in December 2026 with initial floating interest rate of 4.8% per year. First drawdown of approximately $43M made in Q3 2022.
- Expansion capex of $12.8M, supporting ongoing 4 GWh capacity expansions. Evaluating opportunities for similar secured bank lending for Clarksville, Tennessee facility.
- US footprint is expanding; growing asset base, to support ESS and CV business, remains unlevered.

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Anticipated Benefits from the Inflation Reduction Act (IRA)

microvast

IRA Highlights

- Section 45X - production tax credit includes $35/kWh for battery cells and $10/kWh for battery modules.
- Extends investment tax credits (ITC) to standalone energy storage projects (including up to 10% bonus credits for projects meeting domestic content requirements).
- Customer tax credits for electric vehicles:
  - up to $7,500 for light- and medium-duty vehicles
  - up to $40,000 for heavy-duty trucks
  - $3B to USPS for zero emission vehicles
- IRA is a 10-year plan to 2032 – with first five years eligible for direct pay credits.

Potential Microvast Benefits

- Every GWh of cell and module production has the potential to generate $45M in tax credits.
- Phase 1A of Clarksville (target SOP Q4 2023) is 2 GWh cell and module capacity per year.
- Phase 1B of Clarksville will increase total capacity to 4 GWh per year
- Total capacity at Clarksville facility can be expanded up to 8 GWh per year.
- Cells and modules produced in Clarksville are expected to qualify as "domestic content" giving a potential 10% ITC bonus to some of our customers.

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Page - 12 OUTLOOK

Page - 13 Selected by the U.S. Department of Energy for a $200 Million Grant • Microvast selected by the U.S. Department of Energy (“DOE”) to receive a $200 million grant. • Over 200 companies applied for $2.8 billion in grant funding; only 20 companies selected. • The DOE grant, plus funding to be arranged by Microvast, will support construction of a mass production facility in the U.S. for our thermally stable polyaramid separator technology. • Target markets for polyaramid separator are large and growing and include commercial, specialty and passenger EVs, as well as consumer electronics and ESS systems. • Microvast holds unique, patented wet-process technology to produce a thin polyaramid base film for very high temperature resistance. • The separator is a critical element for battery safety and our polyaramid technology has significant safety advantages over incumbent technology such as polyethylene and polypropylene. • Microvast and General Motors will collaborate to create a specialized separator. Polyaramid Separator Funding of DOE

Q3 2022

microvast

Preparing for Full Product Launches in 2023 Across CV and ESS Platforms

Q4 Outlook

- Tightening annual revenue guidance; anticipate annual revenue growth of 35%-40% in 2022 compared to 2021 with solid backlog going into Q4.
- Excellent customer adoption of newly released products expected to fill significant percentage of new capacity coming online in 2023 and beyond.
- Serial production for Iveco eDAILY in Turin begins in Q4 2022; deliveries for new IVECO bus battery systems start in Q1 2023.
- Construction continues to progress in Clarksville, Tennessee. Facility positioned to benefit from Inflation Reduction Act and can be powered with up to 100% clean energy.
- Microvast Energy moves into new headquarters in Colorado, further team build-out to support large and growing ESS sales pipeline to take advantage of rapidly growing energy storage market opportunities.
- Project execution underway for polyaramid separator facility in the United States in collaboration with General Motors.

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Thinking Forward. Powering Now.